PART 1: APPLICATION FOR PARAMOUNT LIFE(SM) VARIABLE LIFE INSURANCE TO:
      THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES (EQUITABLE)
          Home Office: 1290 Avenue of the Americas, New York, NY 10104
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1. PROPOSED INSURED
   (Print Name as it is to appear on the policy)            Please print in ink.
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 a. Title: | | Mr.  | | Mrs.  | | Ms.  | |  Miss  | | Other Title ______________
 b. NAME:          First              Middle               Last

___________________________________________________________ c. Sex | | M | |F

 d. Date of               e. Driver's Lic. No. &       f. Place
    Birth: _________________ State ____________________   of Birth: ___________

 g. Soc. Sec. No. _________ h. Previous/Other Name (If Applicable) _____________
 i. U.S. Citizen?  | | Yes | | No If No, Country ____

 j. Residence/Care of: _____________________________________  Years there? ____
    Current: _________________________________________ # ______________________
                            No. & Street                    Apt./Suite/Bldg.
    ____________________________________________________________________________
    City/Municipality           County/Parish   State             Zip + 4 Code

    Previous: __________________________________________________________________
     (If less than 2 years      No. & Street    City       State   Zip + 4 Code
        at current)

 k. Tel.: (1) Day _________________ (2) Evening _________________
 l. Currently employed? | | Yes | |No | | Retired

 m. Current Occupation(s) (1) Title: ___________ (2) Duties: ________
    (3) How long? ______
    If less than 1 year at current occupation, give previous in Special Instructions.

 n. Employer Name: ____________________________________________________________

 o. Employer Address: _________________________________________________________
                           No. & Street    City      State       Zip + 4 Code

 p. Juvenile Insurance (Ages 0-14): (1) Will there be more life insurance in
    effect on this child than any other child in the family?    Yes | |  No | |
      If "Yes," explain _______________________________________________________

      Total Life Insurance in effect on Applicant:  $________.
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2. POLICYOWNER
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 a. THE OWNER IS: (1) | | Proposed Insured

    (2) OTHER: (a) | | Individual (b) | | Corporation (c) | | Partnership
        (d) | | Trust Dated Mo. ____ Day ____ Yr. _____ (e) | | Qualified Plan
        Name of Person   First           Middle         Last
    (f) ______________________________________________________________________
        Name of firm or plan
        __________________________________________
    (g) If an individual, indicate: | | Mr.     | | Mrs.   | | Ms.    | | Miss
        | | Other Title ____________ (h) Relationship to Insured _______________

 b. OWNER'S MAILING ADDRESS:  Same as -- Current Residence (1.j.)
      Other:
    Care of: C/O
             _____________________________________________

             _____________________________________________  __________________
                           No. & Street                     Apt./Suite/Bldg.
                                                                    __
             __________________________________________________________________
             City/Municipality       County/Parish    State      Zip + 4 Code

 c. Answer if Policyowner is not Proposed  Insured:
    (1) Soc. Sec. or Tax I.D. Number ___________

    (2) DATE OF BIRTH:    Mo. _______ Day ____ Yr. ___________
    (3) TEL.: _____  _____ ________

 d. SUCCESSOR OWNER (if desired) Give full  name:___________________________
                                  and Relationship to Insured: _____________

 If the Owner or Successor Owner is other than the Proposed Insured, and if all persons so designated die before the Proposed Insured, the Owner will be the estate of the last such person to die, except where the Proposed Insured is a child. In cases where the Proposed Insured is a child and the Applicant is to be the Owner or Successor Owner and the Applicant dies before the insured child, the child will be the Owner unless otherwise designated. In such designation, include Owner's full name and relationship to the child, and the Owner's social security or tax number.
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3.  BENEFICIARY FOR INSURANCE ON PROPOSED INSURED. Include Full Name and
     Relationship to Proposed Insured and %. If more than one, indicate %. Total must equal 100%. If additional space is needed, please use Section 18.
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 a. Primary Beneficiary(ies): Name(s)       Relationship          %
 (1) __________________________________________________________________________
 (2) __________________________________________________________________________
 (3) __________________________________________________________________________
 (4) __________________________________________________________________________
 b. Contingent Beneficiary(ies)
 (1) __________________________________________________________________________
 (2) __________________________________________________________________________
 (3) __________________________________________________________________________
 (4) __________________________________________________________________________

NOTE: Unless otherwise requested, the contingent beneficiary will be the surviving children of the Insured in equal shares. If none survive, payment will be made to the Insured's estate.
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EV5-300MN                                                   E3768_7a (3/02)   1

 4. PLAN DESCRIPTION AND PREMIUM PAYMENT METHOD
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 PLAN NAME _________________________________________________________________.

 a. Base Policy Face Amount  $ _____________________________________________.
 b. Incentive Term Rider (ITR) Amount  $ _________________________.
 c. Target Face Amount (Base Policy Face Amount plus ITR Amount)  $ ________.
 d. Planned Periodic Payments $ ____________________________________________.
 e. Death Benefit Option:     | | Option A  | | Option B  | | Other ________.
 f. Premium Mode:   | | Annual  | | Semi-Annual | | Quarterly  | | Monthly
    | | System-Matic (Complete S-M form)
 g. | | Salary Allotment (1) Unit Name ___________________________
    (2) Register Date _____/_____/______.
    (3) Unit/Sub Unit No. ______________.
    (4) Blanket No. ____________________.
    (5) Allotter's Name  ___________________________________
    (6) Allotter's No. ________________.
 h. | | Military Allotment: Branch _____.
        Register Date  _____/_____/_____.
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5. OPTIONAL BENEFITS
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 a. | | Disability - Waiver Monthly Deductions*
 b. | | Other _________________________________________________________.

    TERM RIDERS
 c. | | Incentive Term (ITR) (indicate amount above)

  * JUVENILE LIMITATIONS: If applied for, the Disability Waiver Benefit is effective only if the Child becomes totally disabled on or after the Child's 5th birthday.
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EV5-300MN                                                   E3768_7a (3/02)   2

6.  INITIAL ALLOCATIONS TO INVESTMENT OPTIONS*

                                                        (WHOLE PERCENTAGES ONLY)
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                                                 For Premiums     For Deductions

 Guaranteed Interest Account                                 %                 %
 AXA Premier VIP Large Cap Growth*                           %                 %
 AXA Premier VIP Large Cap Core Equity*                      %                 %
 AXA Premier VIP Large Cap Value*                            %                 %
 AXA Premier VIP Small/Mid Cap Growth*                       %                 %
 AXA Premier VIP Small/Mid Cap Value*                        %                 %
 AXA Premier VIP International Equity*                       %                 %
 AXA Premier VIP Technology*                                 %                 %
 AXA Premier VIP Health Care*                                %                 %
 AXA Premier VIP Core Bond*                                  %                 %
 EQ/Alliance Common Stock                                    %                 %
 EQ/Alliance Growth and Income                               %                 %
 EQ/High Yield**                                             %                 %
 EQ/Alliance Money Market                                    %                 %
 EQ/Alliance Premier Growth                                  %                 %
 EQ/Alliance Quality Bond                                    %                 %
 EQ/Balanced                                                 %                 %
 EQ/Bernstein Diversified Value                              %                 %
 EQ/Capital Guardian International                           %                 %
 EQ/Capital Guardian Research                                %                 %
 EQ/Capital Guardian U.S. Equity                             %                 %
 EQ/FI Mid Cap                                               %                 %
 EQ/FI Small/Mid Cap Value                                   %                 %
 EQ/International Equity Index                               %                 %
 EQ/Janus Large Cap Growth                                   %                 %
 EQ/J.P. Morgan Core Bond                                    %                 %
 EQ/MFS Emerging Growth Companies                            %                 %
 EQ/MFS Investors Trust                                      %                 %
 EQ/Putnam International Equity                              %                 %
 EQ/Small Company Index                                      %                 %
 Vanguard VIF Equity Index                                   %                 %

   TOTAL                                                  100%              100%
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   Your Policy Account will be allocated according to these percentages on the first business day 20 days after the date of issue of your policy. Before that time, all Policy Account allocations (except to Guaranteed Interest) will be to the Money Market Division. Consult the prospectus for investment option information.

*  Subject to state availability.

** Formerly "EQ/Alliance High Yield."

   EV5-300MN                                            E3768_b              2A

 7. SUITABILITY
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 a.  Have you, the Proposed Insured or the Owner, if other than the Proposed Insured, received:
     (1) a prospectus for policy(ies) applied for?............... | | Yes | | No
         Date of prospectus ___/___/___.
         Date of any supplements(s) ___/___/___; ___/___/___; ___/___/___.
     (2) a prospectus for the designated investment company(ies)? | | Yes | | No Date of prospectus ___/___/___.
         Date of any supplements(s) ___/___/___; ___/___/___; ___/___/___.
     (3) any other prospectus not included above?................ | | Yes | | No
         Date of prospectus ___/___/___.
         Date of any supplements(s) ___/___/___; ___/___/___; ___/___/___.
 b. Do you understand that (i) policy values reflect certain deductions and charges and may increase or decrease depending on credited interest for Guaranteed  Interest  Division and/or
      the investment  experience of Separate  Account  Divisions and
      (ii) the cash value may be subject to a surrender charge, if any,
      upon policy surrender, lapse or face amount reduction? .... | | Yes | | No
 c.   With this in mind, is (are) the policy(ies) in accord with your insurance and long-term investment objectives and anticipated
      financial needs? ...........................................| | Yes | | No
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8. FINANCIAL INFORMATION
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a. PROVIDE INCOME FOR THE PROPOSED INSURED OR APPLICANT. IF JUVENILE INSURANCE
   (AGES 0-14), PROVIDE INCOME FOR APPLICANT.

   i.   Gross annual compensation (Salary, Commissions, Bonuses, etc.):      $__________________
                                                                               (Current Rate)
   ii.  Other Income (Dividends, Interest, Net Real Estate, etc.):           $__________________
                                                                               (Past 12 months)
   Total Income before Taxes                                                 $__________________
   iii. Net Personal Worth:                                                  $__________________

b. PROVIDE INCOME IF BUSINESS WILL OWN THE INSURANCE.

                                   CURRENT YEAR           PREVIOUS FULL YEAR
TOTAL BUSINESS ASSETS:       $_____________________   $____________________
TOTAL LIABILITIES            $_____________________   $____________________
TOTAL BUSINESS NET WORTH:    $_____________________   $____________________

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9. GUARANTEED ISSUE (ANSWER 9. IF GUARANTEED ISSUE IS BEING APPLIED FOR, THEN
   SKIP 10 THROUGH 18 AND COMPLETE 19 (IF APPLICABLE).
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a.  Was the Proposed Insured actively at work at least 30 hours per week at his or her customary place of employment for at least 30 days (excluding
    vacations) prior to the date of this application? ............| | Yes | | No

b.  Is the Proposed Insured actively at work on the date of this application?
    (if "No" to a. or b. give full details in 18.) ...............| | Yes | | No

c.  Will any existing insurance or annuity be replaced or changed (or has it
    been) assuming the insurance applied for will be issued?......| | Yes | | No
    (if "Yes" give full details in 18.)

d.  Has the proposed insured, within the last 5 years:
               (i) Smoked Cigarettes? ............................| | Yes | | No
              (ii) Used any other form of tobacco? ...............| | Yes | | No
                   If Yes to (i) or (ii), give type of tobacco used ____________ _____________________ date of last use ____/____/______, date cigarette last smoked ____/____/______.
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OTHER INFORMATION    For any "Yes" response, provide full details.
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HAS THE PROPOSED INSURED:

10. a. Ever had a driver's license suspended or revoked or, within the last 10 years, been convicted of reckless or negligent driving or driving under
       the influence of alcohol or drugs? ........................| | Yes | | No
       (If "Yes," include dates, types of violation, and reason for suspension or revocation.)
    b. Any plans to travel or reside outside the United States? ..| | Yes | | No
    c. Any other life insurance now in effect or application
       now pending? ..............................................| | Yes | | No
       (Give companies, amounts and policy numbers.)

       i. INSURANCE IN FORCE (ALL COMPANIES)

       PURPOSE              FACE AMOUNT           COMPANY & POLICY #
       PERSONAL           $_____________        ____________________
       BUSINESS           $_____________        ____________________
       TOTAL IN FORCE     $_____________        ____________________

       ii. INSURANCE APPLIED FOR (ALL COMPANIES)

       PURPOSE              FACE AMOUNT            COMPANY & POLICY #
       PERSONAL           $_____________        ____________________
       BUSINESS           $_____________        ____________________
       TOTAL IN FORCE     $_____________        ____________________

               Amount applied for elsewhere is | | competitive   | | additional.

    d. Been disabled for 2 or more weeks within the last 2
       years?.....................................................| | Yes | | No
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   EV5-300MN                                                                  3

OTHER INFORMATION  (continued)  For any "Yes" response, provide full details.
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11. a. In the last year flown other than as a passenger or plan to
       do so? ....................................................| | Yes | | No
       If "Yes," enter total flying time at present ____________ hours;
       last 12 mos. ______ hours; next 12 mos. _____ est. hours.
       (Complete Aviation Supplement for crop dusting; pilot instruction; or commercial, competitive, helicopter, military, stunt or test flying.)
    b. Engaged within the last year or any plan to engage in any organized motor racing on land or water, underwater diving, skydiving, ballooning, hang gliding, parachuting or flying ultra-light aircraft? (If "Yes," complete
       Avocation Supplement.) ....................................| | Yes | | No
    c. Ever had an application for life or health insurance that was declined,
       required an extra premium or other modification? ..........| | Yes | | No
       (If "Yes," state companies and provide full details.)
    d. Replaced or changed any existing insurance or annuity (or any plan to do
       so) assuming the insurance applied for will be issued?.....| | Yes | | No
       (If "Yes," state companies, plans and amounts.)
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ANSWER QUESTIONS 12-17 ONLY IF NON-MEDICAL
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(THE APPLICANT DOES NOT HAVE TO DISCLOSE AN HIV (AIDS VIRUS) TEST WHICH WAS
ADMINISTERED: (1) TO A CRIMINAL OFFENDER OR VICTIM AS A RESULT OF A CRIME THAT WAS REPORTED TO THE POLICE; (2) TO A PATIENT WHO RECEIVED THE SERVICES OF EMERGENCY MEDICAL SERVICES PERSONNEL AT A HOSPITAL OR MEDICAL CARE FACILITY; (3) TO EMERGENCY MEDICAL PERSONNEL WHO WERE TESTED AS A RESULT OF PERFORMING EMERGENCY MEDICAL SERVICES. THE TERM "EMERGENCY MEDICAL PERSONNEL" INCLUDES INDIVIDUALS EMPLOYED TO PROVIDE PRE-HOSPITAL EMERGENCY SERVICES; LICENSED POLICE OFFICERS, FIREFIGHTERS, PARAMEDICS, EMERGENCY MEDICAL TECHNICIANS, LICENSED NURSES, RESCUE SQUAD PERSONNEL, OR OTHER INDIVIDUALS WHO SERVE AS VOLUNTEERS OF AN AMBULANCE SERVICE WHO PROVIDE EMERGENCY MEDICAL SERVICES; CRIME LAB PERSONNEL, CORRECTIONAL GUARDS, INCLUDING SECURITY GUARDS AT THE MINNESOTA SECURITY HOSPITAL WHO EXPERIENCE A SIGNIFICANT EXPOSURE TO AN INMATE WHO IS TRANSPORTED TO A FACILITY FOR EMERGENCY MEDICAL CARE; AND OTHER PERSONS WHO RENDER EMERGENCY CARE OR ASSISTANCE AT THE SCENE OF AN EMERGENCY, OR WHILE AN INJURED PERSON IS BEING TRANSPORTED TO RECEIVE MEDICAL CARE AND WHO WOULD QUALIFY FOR IMMUNITY UNDER THE GOOD SAMARITAN LAW.)

12.  a. Proposed Insured: Height ________Ft. _______In.; Weight _________lbs.
     b. Proposed Insured Attending Physician Information:
        ________________________________________________________________________
        Physician's Name (If no physician, so state)        Address, Tel. #
     c. Date and reason last consulted if within the last 5 years: ___________
        ______________________________________________________________________
     d. What treatment was given or recommended? (If none, so state) _________
        ______________________________________________________________________

HAS THE PROPOSED INSURED:

13. a. Ever had or been treated for heart trouble, stroke, high blood pressure, chest pain, diabetes, tumor, cancer, respiratory or neurological
        disorder? ................................................| | Yes | | No
     b. In the last 5 years, consulted a physician, or been examined or
        treated at a hospital or other medical facility? .........| | Yes | | No
        (Include medical checkups in the last 2 years. Do not include colds, minor injuries or normal pregnancy.)
14.  Within the last 5 years:
     a. Smoked cigarettes?........................................| | Yes | | No
     b. Used any other form of tobacco? ..........................| | Yes | | No
         If Yes to a. or b., give type of tobacco used ______________________, date of last use ____/____/______, date cigarette last smoked ____/____/______.
15.  In the last 5 years:
     a. Used, except as legally prescribed by a physician, tranquilizers, barbiturates or other sedatives; marijuana, cocaine, hallucinogens or other mood-altering drugs; heroin, methadone or other narcotics; amphetamines or other stimulants; or any other illegal or controlled
        substances? ..............................................| | Yes | | No
     b. Received counseling or treatment regarding the use of alcohol
        or drugs? ................................................| | Yes | | No
16.  In the last 10 years, been:
     a. Diagnosed by a member of the medical profession as having Acquired Immune Deficiency Syndrome (AIDS) or AIDS-Related
        Complex (ARC)? ...........................................| | Yes | | No
     b. Treated by a member of the medical profession for AIDS
        or ARC? ..................................................| | Yes | | No
17.
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                         AGE IF
  FAMILY HISTORY         LIVING       CAUSE OF DEATH            AGE AT DEATH
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  Father
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  Mother
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  Sibling
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   EV5-300MN                                                                  4

18. DETAILS/SPECIAL INSTRUCTIONS/ADDITIONAL INFORMATION FOR EACH "YES" ANSWER GIVE QUESTION NUMBER, NAME OF PERSON(S) AFFECTED, AND FULL DETAILS. FOR 13-16 INCLUDE CONDITIONS, DATES, DURATIONS, TREATMENT AND RESULTS, AND NAMES AND ADDRESSES OF PHYSICIANS AND MEDICAL FACILITIES.
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 Ques.       Name
  No.      of Person    Details (Attach additional sheets if more space needed.)
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19. COMPLETE IF MONEY IS PAID OR AN APPROVED PAYMENT AUTHORIZATION IS SIGNED
BEFORE THE POLICY IS DELIVERED:

Have the undersigned read and do they agree to the conditions of Equitable's Temporary Insurance Agreement, including: (i) the requirement that all of the conditions in that Agreement must be met before any temporary insurance takes effect, and (ii) the $1,000,000 insurance amount limitation? | | Yes | |No (If "No," or if any Person Proposed for Insurance has been diagnosed or treated for Acquired Immune Deficiency Syndrome (AIDS) or AIDS-Related Complex (ARC) by a member of the medical profession within the last 10 years or had cancer, a stroke, or a heart attack within the last year, a premium may not be paid nor an approved payment authorization signed before the policy is delivered.)

| | AMOUNT PAID: $_________(Draw checks to the order of Equitable.) | | APPROVED PAYMENT AUTHORIZATION SIGNED.
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                            COMPLETE I.R.S. FORM W-9
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AGREEMENT.  Each signer of this application agrees that:

(1). The statements and answers in all parts of this application are true and complete to the best of my (our) knowledge and belief. Equitable may rely on them in acting on this application.

(2). Equitable's Temporary Insurance Agreement states the conditions that must be met before any insurance takes effect if money is paid or an approved payment authorization is signed, before the policy is delivered. Temporary Insurance is not provided for a policy or benefit applied for under the terms of a guaranteed insurability option or a conversion privilege.

(3). Except as stated in the Temporary Insurance Agreement, no insurance shall take effect on this application: (a) until a policy is delivered and the full initial premium for it is paid, or an approved payment authorization is signed, while the person(s) proposed for insurance is (are) living; (b) before any Register Date specified in this application; and (c) unless to the best of my (our) knowledge and belief the statements and answers in all parts of this application continue to be true and complete, without material change, as of the time such premium is paid or an approved payment authorization is signed.

(4). No financial professional or medical examiner has authority to modify this Agreement or the Temporary Insurance Agreement, nor to waive any of Equitable's rights or requirements. Equitable shall not be bound by any information unless it is stated in Application Part 1 or Part 2.

(5). POLICY VALUES INCREASE OR DECREASE DEPENDING ON CREDITED INTEREST FOR THE GUARANTEED INTEREST DIVISION AND/OR INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT DIVISIONS AND REFLECT CERTAIN DEDUCTIONS AND CHARGES. THE DEATH BENEFIT MAY BE FIXED OR VARIABLE UNDER SPECIFIED CONDITIONS, AS DESCRIBED IN THE POLICY.

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     Illustrations of benefits, including death benefits, policy values and cash surrender values, are available on request.
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   EV5-300MN                                                                  5

FRAUD WARNING NOTICE

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    ARKANSAS/KENTUCKY/NEW MEXICO/PENNSYLVANIA: ANY PERSON WHO KNOWINGLY AND WITH
    INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON FILES AN APPLICATION FOR INSURANCE OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION
    CONCERNING ANY FACT MATERIAL THERETO COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME AND SUBJECTS SUCH PERSON TO CRIMINAL AND CIVIL PENALTIES.

    COLORADO: IT IS UNLAWFUL TO KNOWINGLY PROVIDE FALSE, INCOMPLETE, OR MISLEADING FACTS OR INFORMATION TO AN INSURANCE COMPANY FOR THE PURPOSE OF DEFRAUDING OR ATTEMPTING TO DEFRAUD THE COMPANY. PENALTIES MAY INCLUDE IMPRISONMENT, FINES, DENIAL OF INSURANCE, AND CIVIL DAMAGES. ANY INSURANCE COMPANY OR AGENT OF AN INSURANCE COMPANY WHO KNOWINGLY PROVIDES FALSE, INCOMPLETE OR MISLEADING FACTS OR INFORMATION TO A CONTRACT OWNER OR CLAIMANT FOR THE PURPOSE OF DEFRAUDING OR ATTEMPTING TO DEFRAUD THE CONTRACT OWNER OR CLAIMANT WITH REGARD TO A SETTLEMENT OR AWARD PAYABLE FROM INSURANCE PROCEEDS SHALL BE REPORTED TO THE COLORADO DIVISION OF INSURANCE WITHIN THE DEPARTMENT OF REGULATORY AGENCIES.

    FLORIDA: ANY PERSON WHO KNOWINGLY AND WITH INTENT TO INJURE, DEFRAUD OR DECEIVE AN INSURER FILES A STATEMENT OF CLAIM OR AN APPLICATION CONTAINING ANY FALSE, INCOMPLETE, OR MISLEADING INFORMATION IS GUILTY OF A FELONY OF THE THIRD DEGREE.

    MAINE/D.C./LOUISIANA/OREGON/TENNESSEE: IT IS A CRIME TO KNOWINGLY PROVIDE FALSE, INCOMPLETE OR MISLEADING INFORMATION TO AN INSURANCE COMPANY FOR THE PURPOSE OF DEFRAUDING THE COMPANY. PENALTIES MAY INCLUDE IMPRISONMENT, FINES, OR A DENIAL OF INSURANCE BENEFITS.

    NEW JERSEY: ANY PERSON WHO INCLUDES ANY FALSE OR MISLEADING INFORMATION ON AN APPLICATION FOR AN INSURANCE POLICY IS SUBJECT TO CRIMINAL AND CIVIL PENALTIES.

    TEXAS: ANY PERSON WHO KNOWINGLY FILES A STATEMENT OF CLAIM CONTAINING ANY FALSE OR MISLEADING INFORMATION IS SUBJECT TO CRIMINAL AND CIVIL PENALTIES.

    OHIO: ANY PERSON WHO, WITH INTENT TO DEFRAUD OR KNOWING THAT HE IS FACILITATING A FRAUD AGAINST AN INSURER, SUBMITS AN ENROLLMENT FORM OR FILES A CLAIM CONTAINING A FALSE OR DECEPTIVE STATEMENT IS GUILTY OF INSURANCE FRAUD.

    ALL OTHER STATES (EXCEPT NEW YORK AND VIRGINIA)* WHERE FRAUD WARNINGS APPLY:
    ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY FILES AN APPLICATION OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE, MISLEADING OR INCOMPLETE INFORMATION IS GUILTY OF A CRIME WHICH MAY BE PUNISHABLE UNDER STATE OR FEDERAL LAW.

    *FRAUD WARNING STATEMENTS DO NOT APPLY IN NEW YORK AND VIRGINIA.
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                       ACKNOWLEDGEMENT AND AUTHORIZATIONS

THIS AUTHORIZATION EXCLUDES THE RELEASE OF INFORMATION ABOUT HIV (AIDS VIRUS) TESTS WHICH WERE ADMINISTERED (1) TO A CRIMINAL OFFENDER OR CRIME VICTIM AS A RESULT OF A CRIME THAT WAS REPORTED TO THE POLICE; (2) TO A PATIENT WHO RECEIVED THE SERVICES OF EMERGENCY MEDICAL SERVICES PERSONNEL AT A HOSPITAL OR MEDICAL CARE FACILITY; (3) TO EMERGENCY MEDICAL PERSONNEL WHO WERE TESTED AS A RESULT OF PERFORMING EMERGENCY MEDICAL SERVICES. THE TERM "EMERGENCY MEDICAL PERSONNEL" INCLUDES INDIVIDUALS EMPLOYED TO PROVIDE PRE-HOSPITAL EMERGENCY SERVICES; LICENSED POLICE OFFICERS, FIREFIGHTERS, PARAMEDICS, EMERGENCY MEDICAL TECHNICIANS, LICENSED NURSES, RESCUE SQUAD PERSONNEL, OR OTHER INDIVIDUALS WHO SERVE AS VOLUNTEERS OF AN AMBULANCE SERVICE WHO PROVIDE EMERGENCY MEDICAL SERVICES; CRIME LAB PERSONNEL, CORRECTIONAL GUARDS, INCLUDING SECURITY GUARDS AT THE MINNESOTA SECURITY HOSPITAL, WHO EXPERIENCE A SIGNIFICANT EXPOSURE TO AN INMATE WHO IS TRANSPORTED TO A FACILITY FOR EMERGENCY MEDICAL CARE; AND OTHER PERSONS WHO RENDER EMERGENCY CARE OR ASSISTANCE AT THE SCENE OF AN EMERGENCY, OR WHILE AN INJURED PERSON IS BEING TRANSPORTED TO RECEIVE MEDICAL CARE AND WHO WOULD QUALIFY FOR IMMUNITY UNDER THE GOOD SAMARITAN LAW.

ACKNOWLEDGEMENT OF UNDERWRITING PRACTICES. I (we) acknowledge that I (we) have received a statement of the underwriting practices of Equitable which describes how and why Equitable obtains information on my insurability, to whom such information may be reported and how I may obtain it. The statement also contains the notice required by the Fair Credit Reporting Act.

AUTHORIZATIONS:

TO OBTAIN HEALTH INFORMATION. I (we) authorize any physician, hospital, clinic, medical practitioner, medical testing laboratory, pharmacy or other health care provider, health plan or other insurance company and the Medical Information Bureau to disclose to Equitable and its legal representative any and all information they may have about any diagnosis, treatment and prognosis regarding my physical or mental condition.

TO OBTAIN NON-HEALTH INFORMATION. I (we) authorize any employer, business associate, government unit, financial institution, consumer reporting agency, the Medical Information Bureau, my (our) broker-dealer and/or my (our) insurance agency and my (our) financial professional to disclose to Equitable and its legal representative any information they may have about my (our) occupation, avocations, finances, driving record, character and general reputation. I (we) authorize Equitable to obtain investigative consumer reports, as appropriate.

PURPOSE OF AUTHORIZATIONS. I (we) understand that the information obtained will be used by Equitable to determine my (our) eligibility for life insurance coverage in accordance with the Underwriting Practices attached to this application. If a policy is issued to me (us), this information may also be used in the future in administering my (our) policy and processing claims made under the policy.

ADDITIONAL AUTHORIZATIONS. You have advised us that Equitable may request additional authorizations in order to obtain the information Equitable needs to complete its review of my (our) application and, if the policy is issued, in connection with any claim asserted under the policy. I (we) understand that I
(we) am not obligated to provide these additional authorizations but that, if I
(we) choose not to provide them, this application and any claim made under the policy, if issued, may be rejected.

DURATION. I (we) agree that all authorizations will be valid for 24 months from the date of this application. I (we) understand that I (we) may revoke my (our) authorizations at any time but that, if I (we) choose to revoke any authorization, this application and any claim made under the policy, if issued, may be rejected.

COPY OF AUTHORIZATIONS. I (we) have a right to ask for and receive true copies of this Acknowledgement and Authorization Form and all other authorizations signed by me (us). I (we) agree that reproduced copies will be as valid as the original.

Dated at City                          X
             -----------------------   ----------------------------------------------
                                       Signature of Proposed Insured or of Applicant
                                       if Proposed Insured is a Child Issue Ages 0-14
State                                  X
     -------------------------------   ---------------------------------------
                                       Signature of Owner if not Proposed Insured or
                                       Applicant (If a corporation, show firm's name
on                                     and signature of authorized officer.)
  ----------------------------------

--------------------------------------------------------------------------------
         Signature of Financial Professional (Registered Representative)

         _______________________________________________________________
--------------------------------------------------------------------------------
   EV5-300MN                                                                  6

                              REPRESENTATIVE REPORT (Please print in black ink.)
                             SUBMIT CURRENT VERSION OF FORM 180-300 IF REQUIRED.

1. PURCHASE/PREMIUM PAYER

   a.  Check one or more:   | | Insured   | | Owner   | | Relative of Insured
       | | Applicant (for child) | | Business | | Trust | | Business Assoc. | | Split Dollar/Bus | | (Other)_______________________________________
   b. If the Purchaser is a Corporation or Partnership, state names of officers or partners and amounts on their lives owned by the Purchaser:

Name:                       Amount of Insurance         Name:                     Amount of Insurance
1)_________________________ $_________________________  3)_______________________ $_________________________
2)_________________________ $_________________________  4)_______________________ $_________________________

2. GENERAL

   a.  (1) How long have you known the Prop. Insured? _______.
       (2) Your relationship to the Prop. Insured, if any __________________
   b. If Prop. Insured is a Child (issue ages 0-14), when did you last see Child? _______________________________________________

3. REFERENCES:

   ATTORNEY:

   _____________________________________________________________________________
   Name                          Business Address                  Telephone No.

   ACCOUNTANT:

   _____________________________________________________________________________
   Name                          Business Address                  Telephone No.

   BANKS:

   _____________________________________________________________________________
   Name                          Branch                         Title of Account

   Other Business Reference(s) who has (have) known applicant several years:

   _____________________________________________________________________________
   Name                          Business Address                  Telephone No.

   _____________________________________________________________________________
   Name                          Business Address                  Telephone No.

4. Previous Business Address (To be completed ONLY if applicant has been at present business address for less than two years.)

   BUSINESS:

   _____________________________________________________________________________
   Company Name                                Street Address
   _____________________________________________________________________________
   City                               State        County       Zip Code

   Have bankers, attorney and accountant been authorized to release information?
   | | Yes    | | No
   (If no, explain)_____________________________________________________________
   _____________________________________________________________________________

5. COMPLIANCE INFORMATION -- THESE QUESTIONS MUST BE COMPLETED WITH RESPECT TO THE OWNER.
   a.  Is the Owner a member of the National Association of Securities Dealers,
       Inc. (NASD)?    | | Yes   | | No
   b.  PERSONAL INCOME __________________ FAMILY INCOME   __________________
       NET INCOME (last fiscal quarter)_______________________
       Enter Personal Income AND Family Income if Personal Insurance OR Net Income if Business Insurance.
   c.  LIQUID NET WORTH ________________ TOTAL NET WORTH _______________
       NET WORTH (last fiscal quarter)     ________________________
       Enter Liquid Net Worth AND Total Net Worth if Personal Insurance OR Net Worth Last Fiscal Quarter if Business Insurance.
   d.  Has client purchased a Financial Plan from AXA Advisors, LLC?
       | | Yes    | | No              Plan # ____________________________

CHECK PERSONAL OR BUSINESS AND COMPLETE THAT SECTION ONLY.

   e.  | |  PERSONAL INSURANCE
--------------------------------------------------------------------------------

   (1) OCCUPATION    | | Professional/Technical   | | Doctor (MD,DD,DC,DPM,
       Psychiatrist,Prac Psychologist)   | | Dentist   | | Lawyer
       | | Accountant   | | Engineer   | | Architect   | | Teacher (Elem - HS)
       | | Teacher (College)   | |  Health Care Worker   | | Top Mgmt
       | | Mid Mgmt   | | Bus. Owner/Partner   | |  (Other) ____________________

   (2) INVESTMENT OBJECTIVE  | | Safety of Principal   | | Income   | | Growth
       | | Aggressive Growth   | | Income & Growth

   (3) RISK TOLERANCE   | | Aggressive   | | Moderate   | | Conservative

   (4) MARITAL STATUS   | | Married   | | Single   | | Separated   | | Divorced
       | | Widowed

   (5) NO. OF DEPENDENTS ___________    (6) TAX BRACKET _______________________

   (7) PURPOSE OF INSURANCE   | | Estate Planning   | | Family Protection
       | | Charitable   | | Children's Educ.   | | Retirement Income
       | | Savings/Investment   | | Parent Care Fund   | | Disability Income
       | | Medical Expenses   | | Mortgage Protection   | | Pension Maximization
       | | (Other) _____________________________________________________________

   (8) ASSETS/INVESTMENTS    | | Cash $_________________________
       | | CDs $______________________    | | Bonds $___________________________
       | | Annuities $__________________________
       | | Mutual Funds $____________________   | | Stocks $____________________
       | | (Other) _____________________________________________________________

--------------------------------------------------------------------------------
RR-1                                                                          7

   f.  | | BUSINESS INSURANCE
--------------------------------------------------------------------------------

   (1) Persons authorized to transact business on behalf of Owner:
   (2) Name: ___________________________________ Title: ________________________
   (3) Name: ___________________________________ Title: ________________________
   (4) Name: ___________________________________ Title: ________________________
   (5) Total Assets (as of last fiscal quarter): $________________
   (6) PURPOSE   | | Key Person   | | Buy out Funding   | | Deferred Comp.
       | | Salary Continuation    | | Executive Bonus   | | Overhead Expense
       | | Qualified Retirement Plan   | | Investment/Savings    | | 401(k) Plan
       | | 125 Cafeteria Plan   | | Group Life Carve Out
       | | (Other) _____________________________________________________________
   (7) TYPE OF BUSINESS   | | Manufacturing   | | Wholesale   | | Transportation
       | | Agriculture   | | Construction   | | Service
       | | Professional Service   | | Mining   | | Retail
       | | Financial, Real Estate   | | Insurance
       | | (Other) _____________________________________________________________
   (8) NO. OF EMPLOYEES   | | one    | | 2-9   | | 10-24   | | 25-49   | | 50-99
       | | 100-499   | | 500+

--------------------------------------------------------------------------------
6. MARKETING INFORMATION -- SOURCE   | | Client (Incl. Family)   | | Orphan
   | | Cold Canvass   | | Trade Shows   | | Direct Mail/Advertising
   | | Referred Lead   | | Personal Contact   | | Friend/Neighbor
   | | Access Account   | | Seminar   | | Telemarketing   | | Stockholder
   | | Internet   | | Administrative Mailing
   | | Service Center Contact/Referral   | | Third Party Endorsement
   | | Dual Professional Program   | | (Other) _________________________________
7. BASIS OF AMOUNT APPLIED FOR:
   a.  WHO DETERMINED AMOUNT?
       | | PROPOSED INSURED    | | ACCOUNTANT    | | ATTORNEY
       | | FINANCIAL PROFESSIONAL    | | OTHER (SPECIFY)
   b.  HOW WAS THE AMOUNT DETERMINED?
       _________________________________________________________________________
       _________________________________________________________________________
   c.  HAVE BANKERS, ATTORNEY AND ACCOUNTANT BEEN AUTHORIZED TO RELEASE
       INFORMATION?       | | YES      | | NO
       (IF NO, EXPLAIN) ________________________________________________________
8. REMARKS/OTHER PERTINENT INFORMATION:   | | Concurrent Application
   | | International Underwriting Program
       _________________________________________________________________________
       _________________________________________________________________________
       _________________________________________________________________________
9.

                                                                                       4                           5
   Financial Professional(s) Name(s)      Financial Professional   %     [Do not prepay or annualize      [Prepay or annualize
                                                  Number                        commissions]                 commissions]
----------------------------------------- ---------------------- ------- ---------------------------- -----------------------------

----------------------------------------- ---------------------- ------- ---------------------------- -----------------------------

----------------------------------------- ---------------------- ------- ---------------------------- -----------------------------

----------------------------------------- ---------------------- ------- ---------------------------- -----------------------------

----------------------------------------- ---------------------- ------- ---------------------------- -----------------------------

----------------------------------------- ---------------------- ------- ---------------------------- -----------------------------

----------------------------------------- ---------------------- ------- ---------------------------- -----------------------------

--------------------------------------------------------------------------------
OFFICE USE
----------

NOC REC'D DATE: ______________ APP/POL# _____________________

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
10.  Will any existing insurance be replaced or changed (or has it been)
     assuming the insurance applied for will be issued?    | | Yes    | | No

11. I certify that I have asked and recorded completely and accurately the answers to all questions on the application Part 1, and know of nothing affecting the risk that has not been recorded herein.

     | | I HAVE witnessed the signatures required on Part 1.

     | | I HAVE NOT witnessed the signatures required on Part 1.
         (Explain in Remarks)


     Registered
     Representative's
     Signature _________________________________________   Date ________________

--------------------------------------------------------------------------------

                         FINANCIAL PROFESSIONAL: PLEASE GIVE TO PROPOSED INSURED
--------------------------------------------------------------------------------
                 YOUR INSURANCE APPLICATION & HOW IT IS HANDLED AT THE EQUITABLE
--------------------------------------------------------------------------------

UNDERWRITING PRACTICES

UNDERWRITING. Our evaluation of your application begins with the medical history you furnish. Since we rely on the accuracy and completeness of your answers, we may verify them both before and after a policy is issued.

SOURCES OF INFORMATION. We may request additional information from physicians, hospitals, clinics, medical practitioners, medical testing laboratories, pharmacies, other health care providers, health plans, the Medical Information Bureau, other insurers to which you have applied, your employer, business associates, financial institutions, governmental units, consumer reporting agencies and your financial professional.

Your signature on the Acknowledgement and Authorization Form and any additional authorizations we may request permit us to make these inquiries. They may be made by personal interview, by telephone or in writing. We do not ask other insurers for their underwriting decision on your application. You have the right to know (usually through a physician you name) what information we have concerning you, and if it is incorrect, to have it corrected. If you want more information about this, contact your financial professional. If we request information about you from an insurance support organization, they may also furnish this information to others authorized by you. In this connection, the federal and various state Fair Credit Reporting Acts require that you be given this notice:

      To help establish eligibility for insurance, an investigative consumer report (including information on finances, character and general reputation) may be requested. It would be based on interviews with your employer, business associates, financial institutions, governmental units, and references you name. You may also ask to be interviewed yourself.

      You may write to us for more complete details on consumer reports. You also have the right to know whether a consumer report was made, the name and address of the agency which made it, and to obtain a copy of the report from them. You can obtain a summary of all your rights under the Fair Credit Reporting Act from the Consumer Reporting agency.

REPORT OF ADVERSE DECISION. If an adverse underwriting decision is made on your application, you will be notified and given the reason for this as well as instructions for obtaining further details. If you believe this decision was based on erroneous information, you should contact your financial professional.

RELEASE OF INFORMATION. Equitable is committed to protecting the confidentiality and security of all information we obtain about you. Equitable will not sell or rent information about you or disclose it to others for marketing purposes. Equitable will only disclose health information about you to affiliates and third parties in connection with underwriting your application, administering your policy and processing claims. Equitable may disclose non-health information about you to affiliated companies and third parties, such as service providers retained to assist Equitable in conducting its day to day operations. Affiliates and third parties assist Equitable in a number of ways, such as printing and mailing account statements, processing premium payments and insurance claims, issuing reinsurance, providing marketing assistance and supporting computer processing activities. Equitable may also share non-health information about you with affiliates to acquaint you with products and services they offer which may be of interest to you. Information about you including health information, may also be disclosed to the Medical Information Bureau, when requested by a governmental agency, in connection with a legal or arbitration proceeding or for other purposes as required or permitted by law.

WHERE TO WRITE TO US. Your financial professional will be pleased to give you the address of our office to which you can write concerning any of the matters discussed above.

MEDICAL INFORMATION BUREAU (MIB)

The MIB is a non-profit organization of life insurance companies. Its members exchange information in order to protect the majority of applicants from the few who might not disclose significant facts in applying for coverage. Member companies report to it information of underwriting significance as authorized by applicants and policy holders. This information is, in turn, available only to other member companies when appropriately authorized to secure it.

While the MIB may help us identify areas about which we need additional information for our underwriting evaluation, we do not use MIB reports as the basis for our underwriting decisions.

Upon request, the MIB will arrange for disclosure to you of any information it may have concerning you. If you question the accuracy of this information, you may request a correction according to the federal Fair Credit Reporting Act. You may contact MIB at Post Office Box 105, Essex Station, Boston, MA 02112.
Telephone: (617) 426-3660.
--------------------------------------------------------------------------------
              PLEASE READ THIS INFORMATION--IT IS FOR YOUR BENEFIT

--------------------------------------------------------------------------------
                          TEMPORARY INSURANCE AGREEMENT
           The Equitable Life Assurance Society of the United States,
                1290 Avenue of the Americas, New York, NY 10104

(In this Agreement, "we," "our" and "us" mean The Equitable Life Assurance Society of the United States.)

We will pay an insurance benefit to the beneficiary named in the application if a Person Proposed for Insurance dies while this Agreement is in effect. For joint survivorship life policies, the insurance benefit is payable upon the death of the second of the Proposed Insured Persons to die, unless a rider is applied for which provides an insurance benefit to be paid upon the death of either Proposed Insured Person. Any coverage provided under this Agreement is temporary and is subject to the Conditions to Coverage stated below. The Temporary Insurance will be in the amount applied for (subject to the Amount Limitation below) and in accordance with the terms of the policy we would issue.

Conditions to Coverage: All of the following conditions must be met before any Temporary Insurance takes effect:

(1) A completed and properly signed application Part 1 and, if required by our published underwriting rules, Part 2 must be given to us; and

(2) The amount paid in consideration for this agreement must be enough to provide at least one month's coverage for the death benefit and for any benefits provided by riders; or a properly signed approved payment authorization must be submitted; and

(3) To the best of the knowledge and belief of those signing the application, the statements and answers in all parts of the application were true and complete when made and continue to be true and complete, without material change, when the premium is paid or the approved payment authorization is properly completed and signed; and

(4) No Person Proposed for Insurance has been diagnosed or treated for Acquired Immune Deficiency Syndrome (AIDS) or AIDS-Related Complex (ARC) by a member of the medical profession within the last 10 years or had cancer, a stroke, or a heart attack within the last year.

When Temporary Insurance Begins: If all of these conditions are met, then Temporary Insurance shall take effect on the life of a Person Proposed for Insurance on the later of: (a) the date money is paid or the approved payment authorization is signed; or (b) if an application Part 2 is initially required as to that person by our published underwriting rules, the date that Part 2 is completed.

If a Person Proposed for Insurance dies as a result of accidental bodily injury, directly and independently of all other causes, before a required application
Part 2 for that person is completed, then the Temporary Insurance will be in effect unless it terminated earlier.

Amount Limitation: The amount of insurance in effect on the life of any Person Proposed for Insurance under all Temporary Insurance Agreements issued by The Equitable Life Assurance Society of the United States, or its other subsidiaries or affiliates, shall not exceed $1,000,000 in total.

When Temporary Insurance Ends: Insurance under this Agreement will end upon the earliest of the following:

(1) When we issue a policy as applied for and the full initial premium for it is paid; or

(2) Thirty days after we issue a policy other than as applied for or, if sooner, when that policy is either accepted or refused; or

(3) Five days after we mail a notice declining the application and enclosing a refund of any premium paid; or

(4) The 90th day after the date of Part 1 of the application.

Coverage Not Provided: No coverage is provided under this Agreement for a policy or benefit applied for under the terms of a guaranteed insurability option or a conversion privilege.

No disability waiver of monthly deductions benefit is provided under this agreement.
--------------------------------------------------------------------------------

IMPORTANT:   No Temporary Insurance shall take effect except as stated in the
             Temporary Insurance Agreement.


                        THIS RECEIPT MUST NOT BE DETACHED
                UNLESS THE APPLICATION IS SIGNED AND EITHER MONEY
                  IS COLLECTED OR AN APPROVED PAYMENT DEDUCTION
                            AUTHORIZATION IS SIGNED.

--------------------------------------------------------------------------------

Received from __________________

| | a signed approved payment authorization, or

| | $__________ for proposed insurance on the life of each Person Proposed for Insurance in accordance with an application to The Equitable Life Assurance Society of the United States (Equitable).

Dated at _____________________ on ____________________________

Financial Professional_______________________________________________________

Checks must be drawn to the order of Equitable and are received subject to collection.

                                     RECEIPT
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ALL PREMIUM CHECKS MUST BE MADE PAYABLE TO THE COMPANY. DO NOT MAKE CHECK PAYABLE TO THE FINANCIAL PROFESSIONAL OR LEAVE THE PAYEE BLANK.
--------------------------------------------------------------------------------
EV5-300MN                                                                    10